UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2017

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)
Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2017 James Coyne accepted the invitation extended to him on May 2, 2017 by the Board of Directors of STRATA Skin Sciences, Inc. (the "Company") to become a member of the Company's Board of Directors. In addition to his regular duties as a Board member, Mr. Coyne will serve as a member of the Board's Compensation Committee. Mr. Coyne is currently the CEO of Modevity LLC, a software company he founded in 2004, and which produces the ARALOC™, a market leading digital content distribution program.

The appointment of Mr. Coyne took place on the same day that the Company accepted the resignation of Dr. R. Rox Anderson from his position as a Board member and member of the Board's Audit Committee. Even though the demands on his time from his professional obligations made it untenable for Dr. Anderson to continue to serve as Board member and member of the Audit Committee, he intends to remain directly involved with the Company as the head of its newly reconstituted Scientific Advisory Board.

Ms. Luann Via, a long-standing member of the Company's Board, has become a member of the Audit Committee.
In connection with this event, the Company issued a press release, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

Exhibit No.            Exhibit Description
99.1                              Press Release dated May 10, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.
By:	/s/ Christina Allgeier
Christina Allgeier
Chief Financial Officer

Date:  May 10, 2017

Exhibit Index

Exhibit No.          Exhibit Description
99.1                              Press Release dated May 10, 2017